INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of March ___, 2013   (this “Agreement”), is among _______________ (the “Subordinating Creditor”),   BioZone Pharmaceuticals, Inc. (the “Debtor”) and MIDLAND AMERICAN CAPITAL CORPORATION (the “Senior Creditor”).

RECITALS

A.  The Senior Creditor has or expects to acquire a security interest in assets of the Debtor in which the Subordinating Creditor has an interest, including but not limited to the Senior Creditor Collateral.

B.  The Debtor and Subordinating Creditor are parties to the Subordinating Creditor Agreements.

C.  The Creditors are executing this Agreement to set forth their lien priorities with respect to the Senior Creditor Collateral.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Creditors hereby agree as follows:

AGREEMENT

1. DEFINITIONS.  The following terms used herein shall have the following meaning.  All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

1.1  “Bankruptcy Code” – Title 11 of the United States Code.

1.2  “Chosen State” – New York.

1.3  “Creditors” –The Subordinating Creditor and the Senior Creditor.

1.4  “Debtor” – See Preamble.

1.5  “Guarantor” – Any entity which has guaranteed any portion of the Senior Creditor Obligations or the Subordinating Creditor Obligations.

1.6  “Party” – Each of the Subordinating Creditor, the Debtor, and the Senior Creditor.

1.7  “Senior Creditor” – See preamble.

1.8 “Senior Creditor Collateral” - All Debtor's present and future Accounts, Instruments, Documents, Chattel Paper, Inventory, Equipment, Intellectual Property and General Intangibles and returned goods and the direct and indirect proceeds thereof.

1.9  “Senior Creditor Obligations” - Obligations of the Debtor to the Senior Creditor secured by the Senior Creditor Collateral.

1.10  “Subordinating Creditor” – See Preamble.

1.11  “Subordinating Creditor Agreements” – The agreement(s) listed in Exhibit A.

1.12  “Subordinating Creditor Obligations” – Indebtedness owed by the Debtor to the Subordinating Creditor secured by Senior Creditor Collateral.

2. PRIORITY.  Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, the Senior Creditor Obligations and any security interests in the Senior Creditor Collateral  held by the Senior Creditor, whether or not perfected, are and shall remain senior to the Subordinating Creditor Obligations, security interest  therein now or hereafter held by the Subordinating Creditor, and any guaranties now or hereafter executed by any Guarantor.

3. ENFORCEMENT OF SECURITY INTEREST.

3.1  The Subordinating Creditor shall have no right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, notification to the Debtor’s account debtors, the seeking of the appointment of a receiver for any portion of the Debtor's assets, setoff, or otherwise, unless and until all Senior Creditor Obligations have been fully and indefeasibly paid.

3.2  If the Subordinating Creditor, in contravention of the terms of this Agreement, shall commence prosecute, or participate in any suit, action, or proceeding against the Debtor or initiate any foreclosure sale or proceeding or any other action to enforce its lien on any of the Senior Creditor Collateral, then the Debtor may interpose as a defense or plead the making of this Agreement, and the Senior Creditor may intervene and impose such defense or plea in its name or in the name of the Debtor.  If the Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to enforce any remedies prohibited by this Agreement, then the Senior Creditor or the Debtor may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Creditor or in the name of the Debtor.

3.3  If Senior Creditor, pursuant to the rights granted to the Senior Creditor under the terms of this Agreement or applicable law, shall dispose of any or all of the Senior Creditor Collateral such disposition shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

4. PROCEEDS OF COLLATERAL.

4.1  Any proceeds of Collateral, or proceeds of proceeds, received by a Creditor holding a security interest which, pursuant to this Agreement, is subordinate to the security interest of the other Creditor shall be, immediately upon discovery, paid to the other Creditor holding the senior security interest

4.2. Any such sums not paid when due shall accrue a late charge at the rate of 8% per annum.

5. SUBORDINATING CREDITOR COVENANTS AND WARRANTIES.  The subordinating creditor warrants covenants and represents that it:

5.1  Is the owner of the Subordinating Creditor Obligations, free and clear of the claims of any other entity;

5.2. Is the secured party named in each Initial Financing Statement listed on the attached Exhibit B.

5.3. Will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate, or otherwise dispose of any of all or the Subordinating Creditor Obligations to any entity other than one which agrees in a writing, satisfactory in form and substance to the Senior Creditor (the “Transfer Document”), to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the Subordinating Creditor hereunder. In the case of any such proposed disposition by the Subordinating Creditor, it will notify the Senior Creditor at least (10) ten days prior to the date of any of such intended disposition and include with such notice a copy of the proposed Transfer Document.

5.4 Will, at the request of Senior Creditor, promptly release any lien and security interest it has on any Senior Creditor Collateral to facilitate its transfer or sale so long as the proceeds thereof are applied against the Senior Creditor Obligations and any excess is paid to the Subordinating Creditor to be applied against the Subordinating Creditor Obligations.

5.5. Will not withhold its consent to any sale of any of the Senior Creditor Collateral by the Debtor free and clear of the liens of Senior Creditor and Subordinating Creditor.

5.6  Waives any rights it may have to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or other change, material or otherwise, in the Senior Creditor Obligations or the Senior Creditor Collateral.

5.7  Will reasonably cooperate with Senior Creditor in notifying the Debtor’s Account Debtors that proceeds of Accounts should be paid to Senior Creditor and not to Subordinating Creditor.

6.  REMEDY FOR BREACH.  Any breach hereof is likely to cause cause irreparable damage to the aggrieved party.  Therefore, the relief to which such party shall be entitled in such event shall included, but not be limited to, (a) a mandatory injunction for specific performance, (b) judicial relief to prevent a violation of any of the provisions of this Agreement, (c) damages, and (d) any other relief to which it may be entitled at law or in equity.

7.AMENDMENT OF SUBORDINATING CREDITOR AGREEMENTS.

7.1  This Agreement shall be deemed an amendment to the Subordinating Creditor Agreements, in which (i) Subordinating Creditor consents to the creation and satisfaction of the Senior Creditor Obligations and creation of the security interest in the Senior Creditor Collateral, (ii) the creation of the security interest in the Senior Creditor Collateral shall not be considered an event of default under the Subordinating Creditor Agreements, and (iii) cannot be further amended to affect the rights of Senior Creditor hereunder.

7.2  The signature of Senior Creditor shall not be required for any further amendment of the Subordinating Creditor Agreements.

8. EFFECT OF BANKRUPTCY.

8.1  This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Debtor under the Bankruptcy Code and, shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Debtor, and obligations incurred by the Debtor to the Subordinating Creditor, subsequent to the date of any such petition.

8.2  If the Debtor shall become subject to a proceeding under the Bankruptcy Code and if Senior Creditor shall permit the use of cash collateral or provides financing to Debtor under either Section 363 or Section 364 of the Bankruptcy Code:

8.2.1  Adequate notice to Subordinating Creditor shall have been provided for such financing if Subordinating Creditor receives notice one (1) business day prior to the entry of the order approving such financing;  and

8.2.2  No objection will be raised by Subordinating Creditor to any such financing on the ground of a failure to provide adequate protection for Subordinating Creditor's security interest in the Senior Creditor Collateral.

9. NO DUTY TO PROVIDE FINANCIAL ACCOMODATIONS.  Nothing contained herein or in any prior agreement or understanding shall be deemed to create any duty on the part of either party to extend or continue to extend financial accommodations to the Debtor.

10. WAIVER OF MARSHALING.  The Subordinating Creditor irrevocably waives any right to compel the Senior Creditor to marshal assets of the Debtor.

11. CROSS-DEFAULT.  Debtor agrees that default in connection with the Subordinating Creditor Obligations shall constitute default in connection with the Senior Creditor Obligations, and vice versa.

12. CHOICE OF LAW.  This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

13. AMENDMENT AND WAIVER.  This Agreement may be amended only by a writing signed by all parties hereto.   No failure to exercise and no delay in exercising any right hereunder shall impair any such right that Senior Creditor may have, nor shall any waiver by Senior Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Senior Creditor’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Senior Creditor would otherwise have.

14. CONSTRUCTION.  This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each Party and its respective attorneys.

15. BENEFITS OF THIS AGREEMENT.  This Agreement is solely for the benefit of and shall bind the Creditors and their respective successors and assigns and no other entity shall have any right, benefit, priority, or interest hereunder.

16. TERM.  Unless otherwise terminated as set forth in this section, this Agreement shall continue so long as the Senior Creditor holds a security interest in any portion of the Senior Creditor Collateral.

17. ENFORCEMENT.  In the event that any party finds it necessary to retain counsel in connection with the interpretation, defense or enforcement of this Agreement, the prevailing party shall recover its reasonable attorney’s fees and expenses from the unsuccessful party.  It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel in similar matters.

18.  COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

19.  NOTICE.  All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by facsimile to the facsimile numbers set forth below; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof.

Subordinating Creditor

Address:

Attention:
Facsimile number:

Debtor

BioZone Pharmaceuticals, Inc.
Address:	580 Garcia Avenue
Pittsburg, CA 94565
Attention: Facsimile number:	Elliot Maza, Chief Executive Officer 925-473-1001

Senior Creditor

Address:	90 Merrick Avenue
East Meadow, NY 11554
Attention: Facsimile number:	Richard Loeffler, Executive Vice President 866-659-8826

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Subordinating Creditor:

By:
Name:

Debtor:
BioZone Pharmaceuticals, Inc.

By:
        Elliott Maza
        Chief Executive Officer

Senior Creditor:	Midland American Capital Corporation

By:
        Tracey Turzinski
        Executive Vice President

EXHIBIT A

Secured Convertible Promissory Note issued by Biozone Pharmaceuticals, Inc. to Barry Honig in the principal amount of $500,000 dated February 27, 2012

Securities Purchase Agreement dated as of February 27, 2012 between Biozone Pharmaceuticals, Inc. and Barry Honig

Pledge and Security Agreement dated as of February 24, 2012 between Biozone Pharmaceuticals, Inc. and Opko Health, Inc.

Secured Convertible Promissory Note issued by Biozone Pharmaceuticals, Inc. to Barry Honig in the principal amount of $1,000,000 dated March 12, 2012

EXHIBIT B

UCC Financing Statement (Document No. 2012008658-8) filed 3/30/2012